Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Day One Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (2)

Newly Registered Securities

Fees to be Paid	Equity	Common stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)

	Equity	Preferred stock, par value $0.0001 per share	Rule 456(b) and Rule 457(r)

	Debt	Debt securities	Rule 456(b) and Rule 457(r)

	Other	Warrants	Rule 456(b) and Rule 457(r)

	Other	Subscription Rights	Rule 456(b) and Rule 457(r)

	Other	Units	Rule 456(b) and Rule 457(r)

	Equity	Common stock, par value $0.0001 per share	Rule 457(o) and Rule 457(r)	—	N/A	$250,000,000	$0.00011020	$27,550

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$250,000,000

	Total Fees Previously Paid					—

	Total Fee Offsets					—

	Net Fee Due					$27,550

(1)

There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, except with respect to the $27,550 to be paid in connection with the primary offering of common stock described in the table, which is being paid with the filing of this registration statement, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.